EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-277603) of Intercontinental Exchange, Inc.,

(2)

Registration Statement (Form S-4 No. 333-281203) Pertaining to Intercontinental Exchange, Inc., 2024 offering to exchange any and all of its 3.625% Senior Notes due 2028 identified under “Title of the Original Notes”,

(3)

Registration Statement (Form S-8 No. 333-264955) pertaining to the Intercontinental Exchange, Inc. 2022 Omnibus Employee Incentive Plan and the Intercontinental Exchange, Inc. 2022 Omnibus Non-Employee Director Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-225065) pertaining to the Intercontinental Exchange, Inc. 2018 Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-218169) pertaining to the Intercontinental Exchange, Inc. 2017 Omnibus Employee Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-274344) pertaining to Black Knight, Inc. Amended and Restated 2015 Omnibus Incentive Plan, and

(7)

Registration Statement (Form S-8 No. 333-192301) pertaining to the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan, the IntercontinentalExchange Group, Inc. 2013 Omnibus Non-Employee Director Incentive Plan, the IntercontinentalExchange, Inc. 2009 Omnibus Incentive Plan, the IntercontinentalExchange, Inc. 2003 Restricted Stock Deferral Plan for Outside Directors, the IntercontinentalExchange, Inc. 2000 Stock Option Plan, and the NYSE Euronext Omnibus Incentive Plan;

of our report dated March 25, 2024, except for the effects of Staff Accounting Bulletin 122 Accounting for Obligations to Safeguard Crypto-Assets an Entity Holds for its Platform Users, Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, and the Reverse Stock Split completed by the Company on April 29, 2024, all as disclosed in Note 2 as to which the date is March 19, 2025, with respect to the consolidated financial statements of Bakkt Holdings, Inc. for the fiscal year ended December 31, 2023, included in the Annual Report (Form 10-K) of Bakkt Holdings, Inc. for the fiscal year ended December 31, 2024, and included in this Annual Report (Form 10-K/A) of Intercontinental Exchange, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 19, 2025